UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in September and November 2012, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”),  was provided certain senior secured term loans (the “Loans”) by Great American Insurance Company (“GAIC”) and Great American Life Insurance Company (“GALIC”, and together with GAIC, the “Lenders”) pursuant to a Loan and Security Agreement, dated as of September 17, 2012 (as amended, supplemented or restated from time to time), by and among the Company, Rives-Monteiro Leasing, LLC, an Alabama limited liability company, Tropical Communications, Inc., a Florida corporation, ADEX Corporation, a New York corporation, T N S, Inc., an Illinois corporation, ADEXCOMM Corporation, a Florida corporation, AW Solutions, Inc., a Florida corporation, Integration Partners-NY Corporation, a New Jersey corporation (collectively, the “Loan Parties”), and MidMarket Capital Partners, LLC, a Delaware limited liability company in its capacity as agent for the Lenders.  As of March 12, 2014, the outstanding principal and accrued interest under the Loans was $12,670,352.

Pursuant to certain Assignment and Assumption Agreements, each dated as of March 12, 2014, the Lenders assigned the Loans to 31 Group LLC and Dominion Capital LLC (the “Assignees”).  Certain affiliates of Aegis Capital Corp. participated in funding the assignments from GAIC and GALIC through 31 Group LLC.  Pursuant to an Exchange Agreement, dated as of March 12, 2014, among the Loan Parties and the Assignees (the “Exchange Agreement”), the Assignees agreed to convert the outstanding principal amount of the Loans (the “Converted Debt”) into shares our common stock at a conversion price of $10.50 per share.  Pursuant to the Exchange Agreement, in full satisfaction of the Loans, we (i) issued 561,197 and 619,164 shares of our common stock to Dominion Capital LLC and 31 Group LLC, respectively, and (ii) paid an aggregate of $276,575 in cash to the Assignees in respect of accrued but unpaid interest under the Loans.  The Exchange Agreement further provides that if 85% of the volume weighted average price of our common stock on March 15, 2013 is less than $10.50, we shall issue an additional number of shares of our common stock such that average conversion price of the Converted Debt is such lower price.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. The provisions of the Exchange Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

We issued a press release, dated March 12, 2014, with respect to the transactions described herein, a copy of which is filed herewith as Exhibit 99.1.

Item 3.02.      Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 this Current Report on Form 8-K is incorporated herein by reference.  The shares of common stock issued to the Assignees pursuant to the Exchange Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Exchange Agreement, dated March 12, 2014, among InterCloud Systems, Inc., Rives-Monteiro Leasing, LLC,  Tropical Communications, Inc., ADEX Corporation, T N S, Inc., ADEXCOMM Corporation, AW Solutions, Inc., Integration Partners-NY Corporation, 31 Group LLC and Dominion Capital LLC.

99.1	Press Release dated March 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer